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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  June 30, 1999

                              TECHFORCE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

GEORGIA                              000-27204                   58-2082077
(State of Incorporation)      (Commission File Number)          (IRS Employer
                                                            Identification No.)

                              5741 RIO VISTA DRIVE
                            CLEARWATER, FLORIDA 33760
                    (Address of principal executive offices)

                                 (727) 533-3600
              (Registrant's telephone number, including area code)



ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

                  TechForce Corporation, a Georgia corporation (the "Company"), has entered into an Agreement and Plan of Merger, dated as of June 30, 1999 (the "Merger Agreement"), with Equant Acquisition Corp. ("Acquisition Sub"), a Delaware corporation and wholly-owned subsidiary of Equant Holdings U.S., Inc., an indirect wholly-owned subsidiary of Equant N.V., a Netherlands corporation (collectively "Purchaser"). Pursuant to the Merger Agreement, Purchaser has made a tender offer (the "Tender Offer") to purchase all outstanding shares ("Shares") of common stock, $0.01 par value per share, of the Company, at a price of $8.50 per Share, net to the seller in cash. The Tender Offer was commenced July 7, 1999 and will be held open until August 3, 1999. The total consideration to be paid by Purchaser for acquisition of the Company's Shares is approximately $73.5 million.

         Following the close of the Tender Offer, and the satisfaction of the other conditions set forth in the Merger Agreement and the documents ancillary thereto, the Purchaser's Acquisition Sub will be merged with and into the Company (the "Merger"). The Company will continue as the surviving corporation and will become a wholly-owned subsidiary of Purchaser. In order to


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effectuate the Merger, the Company will call a special meeting of its shareholders to vote on approval of the Merger. However, if greater than 90% of the Company's outstanding Shares are tendered and purchased by the Company in the Tender Offer, such special shareholder meeting will not be required in order to effectuate the Merger under Georgia law.

         In connection with the Merger Agreement, certain shareholders of the Company (the "Lockup Shareholders") entered into letter agreements dated June 30, 1999 for the tender and voting (the "Voting/Tender Agreements") of their respective Shares in the Tender Offer and the Merger. The Lockup Shareholders and their respective shares subject to the Voting/Tender Agreements are as follows: (i) John A. Koehler (President and Chief Executive Officer) - 592,470 shares; Paul J. Ferri - 152,665 Shares; (iii) Richard V. Tadler (Director) - 2,730 Shares, and (iv) Sandra Koehler - 97,000 Shares, for a total of 844,874 Shares, or [10.2] %. Prior to execution of the Voting/Tender Agreements, the Purchaser did not own (beneficially or of record) any shares of the Company's capital stock.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

     2.1 Agreement and Plan of Merger, dated as of June 30, 1999, by and among TechForce Corporation, Equant N.V., Equant Holdings U.S., Inc. and Equant Acquisition Corp.

     10.1 Voting and Tender Letter Agreements, dated as of June 30, 1999, by and among Equant N.V., Equant Holdings U.S., Inc., Equant Acquisition Corp., TechForce Corporation and certain shareholders of TechForce Corporation.

     99.1 Joint Press Release issued by TechForce Corporation and Equant N.V. on June 30, 1999.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  TECHFORCE CORPORATION
                                  (Registrant)


                                  By: /s/ John A. Koehler
                                  -------------------------------------
                                  John A. Koehler
                                  President and Chief Executive Officer



Date:  July 15, 1999